UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2013

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Dendreon Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders on April 22, 2013 at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807. A total of 157,747,599 shares of the Company’s common stock were entitled to vote as of March 22, 2013, the record date for the Annual Meeting, of which 124,263,163 (78.78%) were present in person or by proxy at the Annual Meeting. The votes cast with respect to each item of business properly presented at the meeting are as follows:

The stockholders elected each of the two nominees to the Company’s Board of Directors to hold office until the 2016 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Against	Abstain	Broker Non- Votes
Bogdan Dziurzynski	48,989,181	6,059,989	480,867	68,733,126
Douglas G. Watson	50,333,747	4,709,160	487,130	68,733,126
The stockholders approved the adoption of the Dendreon Corporation 2013 Employee Stock Purchase Plan.
	For	Against	Abstain	Broker Non- Votes
	49,516,454	5,511,877	501,706	68,733,126

The stockholders approved the amendment to the Rights Agreement, dated as of May 4, 2012, to help preserve under Section 382 of the Internal Revenue Code of 1986, as amended, the value of the net operating loss carryovers and other deferred tax assets of the Company.

	For	Against	Abstain	Broker Non- Votes
	47,247,861	7,957,402	324,774	68,733,126
The stockholders recommended against, on a non-binding advisory basis, the approval of the Company’s overall executive compensation program by a majority of the votes duly cast.
	For	Against	Abstain	Broker Non- Votes
	17,240,760	37,659,603	629,674	68,733,126

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013 by a majority of the votes duly cast.

	For	Against	Abstain
	115,507,041	7,548,217	1,207,905

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: April 26, 2013	/s/ Christine Mikail
Christine Mikail Executive Vice President, Corporate Development, General Counsel and Secretary